UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2014 (November 25, 2014)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 26, 2014, American Power Group Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which the Company sold 200 shares of its Series B 10% Convertible Preferred Stock (the “Series B Preferred Stock”) and a warrant (the “Warrant”) to purchase up to 5,000,000 shares of the Company’s common stock (the “Common Stock”). The terms of the Series B Preferred Stock and the Warrant are substantially equivalent to the terms of the Company’s 10% Convertible Preferred Stock (referred to in this Current Report as “Series A Preferred Stock”) and warrants issued pursuant to a securities purchase agreement dated April 30, 2012 (the “2012 Agreement”).

The Series B Preferred Stock has a 10% annual dividend, payable quarterly in cash or, at the Company’s option and subject to certain conditions, in shares of Common Stock. Each share of Series B Preferred Stock is convertible at any time at the option of the holder, but subject to certain limitations on any holder’s beneficial ownership, into 25,000 shares of Common Stock. The conversion ratio of the Series B Preferred Stock is subject to adjustment in the event the Company issues shares of Common Stock or other securities convertible into or exchangeable for Common Stock at a price per share that is less than the conversion price of the Series B Preferred Stock. The conversion price of the Series B Preferred Stock is currently $0.40 per share. The holders of the Series B Preferred Stock also have certain liquidation preferences and other rights described in the Certificate of Designation of Preferences, Rights and Limitations of Series B 10% Convertible Preferred Stock (the “Certificate of Designation”) filed as Exhibit 3.1 hereto.

The Warrant enables the investor to purchase up to 5,000,000 shares of Common Stock at an exercise price of $0.50 per share. The Warrant is subject to adjustment in the event the Company issues shares of Common Stock or other securities convertible into or exchangeable for Common Stock at a price per share that is less than the exercise price and upon other customary terms, and may be exercised at any time during a five-year period beginning on the six-month anniversary of the date of issuance.

In connection with this transaction, the 2012 Agreement was amended to provide that the issuance of the Series B Preferred Stock would not trigger adjustments to the exercise price of the warrants issued in connection with that agreement. The parties to the 2012 Agreement did not otherwise amend the terms of the Series A Preferred Stock or the related warrants.

The offer and sale of the Series B Preferred Stock and the Warrant were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act. The Company has not agreed to register these securities, any shares of Common Stock that may be issued upon the conversion or exercise of these securities, or any shares of Common Stock that may be issued as a dividend on the Series B Preferred Stock, for resale under the Securities Act.

The foregoing descriptions of the Purchase Agreement, the Series B Preferred Stock and the Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of each such agreement or document, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Item 3.02	Unregisted Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Item 3.03	Material Modifications of Rights of Security Holders

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

The holders of the Series B Preferred Stock will vote with the holders of the Common Stock and the holders of the Series A Preferred Stock on all matters presented to the holders of such securities, on a Common Stock-equivalent basis. In addition to the rights of the holders of the Series A Preferred Stock under the 2012 Agreement and the terms of the Series A Preferred Stock, the approval of the holders of at least 67% of the outstanding Series B Preferred Stock, or at least 67% of the outstanding Preferred Series B Stock and Series A Preferred Stock, voting together, will be required before the Company may take certain actions as described in the Certificate of Designation.

The holders of the Series B Preferred Stock and the Series A Preferred Stock have priority over the holders of Common Stock in the event of any liquidation, dissolution or winding up of the Company. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment is made to the holders of the Common Stock, the holders of the Series B Preferred Stock and the Series A Preferred Stock are entitled to be paid out of the assets of the Company an amount equal the stated value of the Series B Preferred Stock and the stated value of the Series A Preferred Stock, which are initially $10,000 per share, plus any accrued but unpaid dividends.

The Series B Preferred Stock may be required to convert into shares of Common Stock at the Company’s election if the trading price of the Common Stock meets certain thresholds as set forth in the Certificate of Designation. If the Company fails to meet certain obligations affecting the Series B Preferred Stock, the holders of Series B Preferred Stock may require the Company to redeem the Series B Preferred Stock.

Item 5.03	Item Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 25, 2014, the Board of Directors of the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware which designated the Series B 10% Convertible Preferred Stock as a series of the preferred stock of the Company with the rights, preferences and privileges as further described in Item 1.01 and Item 3.03 above. The description of the Preferred Stock is qualified in its entirety by reference to the Certificate of Designation filed with the Secretary of State of the State of Delaware, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 7.01	Item Regulation FD Disclosure

On December 1, 2014, the Company issued a press release announcing the completion of the private placement. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B 10% Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 25, 2014.

4.1	Form of Warrant issued to the investor, dated November 26, 2014.

10.1	Securities Purchase Agreement between American Power Group Corporation and the investor, LLC, dated November 26, 2014.

10.2
Stockholder Consent and Amendment to Securities Purchase Agreement, amending the Securities Purchase Agreement dated April 30, 2012 between American Power Group Corporation (formerly, GreenMan Technologies, Inc.) and the purchasers named therein.

99.1	Press Release issued by American Power Group Corporation, dated December 1, 2014.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: December 2, 2014